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                                                                     EXHIBIT 5.1

             [Letterhead of COWDEN, HUMPHREY & SARLSON CO., L.P.A.]


                                  July 7, 1998

Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio  44139

Dear Sirs:

         We have acted as counsel for Advanced Lighting Technologies, Inc. (the "Company"), an Ohio corporation, in connection with the preparation and filing with the Securities and Exchange Commission, of a registration statement on Form S-4 (The Registration Statement") in connection with the proposed issuance of up to $100,000,000 aggregate principal amount of the Company's 8% Senior Notes due 2008 (the "Notes") registered under the Securities Act of 1933, as amended, in exchange for up to $100,000,000 aggregate principal amount of the Company's outstanding 8% Senior Notes due 2008. The Notes are issuable under an Indenture, dated as of March 18, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

         In rendering the opinions below, we have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed necessary as a basis of the opinions expressed below. In our examination we have assumed and have not verified that the signatures on all documents which we have examined are genuine, that the Notes will conform to the form of the Notes included in the Indenture, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various question of fact material to such opinion we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and other appropriate persons and statements contained in the Registration Statement.

         Based on the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that:

         1. The execution and delivery of the Indenture and Notes have been duly authorized by all necessary actions of the Company.

         2. When the Notes have been duly executed and delivered by the Company and when the Notes have been authenticated by the Trustee and delivered against surrender and cancellation of a like aggregate principal amount of outstanding 8% Senior Notes due 2008 as contemplated in the Registration Rights Agreement between the Company and the Placement Agent named therein as described in the Prospectus included in the Registration Statement, the Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, and subject to the provisions of, the Indenture, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         In giving the foregoing opinions we have with your permission relied, without independent investigation, as to matters relating to the laws of the State of New York on the opinion of Brown & Wood LLP, special counsel to the Company, a copy of which opinion is included in the Registration Statement as


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Exhibit 5.2. Except insofar as we have relied on such opinion, we express no opinion other than as to the federal laws of the United States of America and the law of the State of Ohio.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under heading "Legal Matters" in the Prospectus included in the Registration Statement; we consent also to the reliance by Brown & Wood LLP on this opinion as to matters of Ohio law in rendering their opinion of even date herewith filed as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                     /s/ COWDEN, HUMPHREY & SARLSON CO., L.P.A.